UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                       Date of Report: September 23, 2005

                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                        1-9494                  13-3228013
 (State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


 727 Fifth Avenue, New York, New York                              10022
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

On September 23, 2005 Registrant's subsidiary, Tiffany and Company ("Tiffany"), entered into a purchase and sale agreement which requires Tiffany to sell and convey improved real property located at the Township of Parsippany-Troy Hills, Morris County New Jersey and used by Tiffany as its Retail Service Center ("RSC"). As agreed, the purchaser will pay Tiffany $75 million and enter into a long-term lease with Tiffany for the RSC (the "Lease"). Registrant will fully guarantee the Lease. The Lease will be a material agreement on the following key terms and conditions:

     o Expiration Date: September 30, 2025 subject to Tiffany's option to extend the term of the Lease for two periods of 10 years each;
     o    Use: Tiffany's existing use and any other legally permitted use;
     o Type of Lease: a "triple net" lease under which Tiffany will bear all expenses of owning and operating the RSC; and
     o Annual Rent: $4.61, $4.98, $5.38 and $5.81 million in each of the four, 5-year periods ending September 30, 2010, 2015, 2020 and 2025, respectively and at 95% of fair market value (but no less than the rent in the preceding term) in each of the optional, 10-year renewal terms


Item 9.01.    Financial Statements and Exhibits.

  (c)  Exhibits

       10.149 Lease Agreement made as of the 28 day of September, 2005 between CLF Sylvan Way LLC and Tiffany and Company and form of Registrant's guaranty of such lease.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          TIFFANY & CO.


                                      BY: /s/ Patrick B. Dorsey
                                          -------------------------------------
                                          Patrick B. Dorsey
                                          Senior Vice President, General Counsel
                                          and Secretary



Date:  September 29, 2005


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                                  EXHIBIT INDEX


Exhibit No.        Description

10.149 Lease Agreement made as of the 28 day of September, 2005 between CLF Sylvan Way LLC and Tiffany and Company and form of Registrant's guaranty of such lease.